UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2021

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to Supplemental Executive Retirement Plan Agreements

On March 22, 2021, Mid Penn Bank (the “Bank”), the wholly-owned subsidiary of Mid Penn Bancorp, Inc. (the “Company”), amended the supplemental executive retirement plan agreements (the “SERP Agreements”) previously entered into with each of the Company’s named executive officers.  The effect of the amendments is two-fold: (i) elimination of the limited gross-up provision included in the prior version of the SERP Agreements; and (ii) partial acceleration of the vesting schedule of the SERP Agreements as consideration for the elimination of the gross up.

Prior to the amendments, all of the SERP Agreements provided the named executive officers with a limited gross up in the event that a payment under the SERP Agreements, when taken together with payments and benefits provided under any other plans, contracts or arrangements with the Company or the Bank, constituted an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).  As amended, the SERP Agreements eliminate the gross-up payment and instead provide, in the event of an excess parachute payment, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code.

Additionally, prior to the amendments, Messrs. Ritrievi, Micklewright, Peduzzi and Webb were forty percent (40%) vested under their SERP Agreements, with the remaining sixty percent (60%) vesting ten percent (10%) per year until January 1, 2027.  Prior to the amendments, Ms. Dickinson was ten percent (10%) vested under her SERP Agreement, with the remaining ninety percent (90%) vesting ten percent (10%) per year until January 1, 2030.  As consideration for the elimination of the gross-up provision in the SERP Agreements and CIC Agreements (described below), the remaining sixty percent (60%) to be vested with respect to Messrs. Ritrievi, Micklewright, Peduzzi and Webb will vest ratably each year until fully vested on January 1, 2026 and the remaining ninety percent (90%) to be vested with respect to Ms. Dickinson will vest ratably each year until fully vested on January 1, 2028.

The foregoing summary of the amendments to the SERP Agreements is not complete and is qualified in its entirety by reference to the full text of such amendment, the form of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Amendments to Change in Control Severance Agreements

On March 22, 2021, the Company amended the Change in Control Severance Agreements (the “CIC Agreements”) previously entered into with each of the Company’s named executive officers.  The amendments provide solely for the elimination of the limited gross-up provision that was in the prior version of the CIC Agreements.

Prior to the amendments, and similar to the prior version of the SERP Agreements, the CIC Agreements provided the named executive officers with a limited gross up in the event that a payment under the CIC Agreements, when taken together with payments and benefits provided under any other plans, contracts or arrangements with the Company or the Bank, constituted an “excess parachute payment”.  As amended, the CIC Agreements eliminate the gross-up payment and instead provide, in the event of an excess parachute payment, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code.

The foregoing summary of the amendments to the CIC Agreements is not complete and is qualified in its entirety by reference to the full text of such amendment, the form of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

 (d) Exhibits.

No.Description

10.1	Form of Amendment to Supplemental Executive Retirement Plan Agreement with Messrs. Ritrievi, Micklewright, Peduzzi and Webb and Ms. Dickinson.
10.2	Form of Amendment to Change in Control Severance Agreement with Messrs. Ritrievi, Micklewright, Peduzzi and Webb and Ms. Dickinson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: March 24, 2021	By:	/s/ Michael D. Peduzzi
Michael D. Peduzzi
Senior Executive President and Chief Financial Officer